UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10651	43-1455766
(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700,
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to its executive succession and retention procedure, the Board of Directors (the “Board”) of Maverick Tube Corporation (“Maverick”) completed a periodic review of the terms and conditions of the severance package provided to its management team. As a result thereof, on September 13, 2005, Maverick entered into a severance agreement (the “Severance Agreement”) reflecting the Board’s recommendations with C. Robert Bunch, Chairman of the Board and Chief Executive Officer. Also on that date, Maverick amended and restated the severance agreements currently in effect with the rest of its management team, including those with Joyce M. Schuldt, Senior Vice President - Finance, Chief Financial Officer and Secretary and T. Scott Evans, Senior Vice President and President - Energy Products, to make them consistent with the Severance Agreement.

Under the terms of the Severance Agreement, each executive is entitled to receive certain compensation if at any time not within the thirty (30) month period following a Change in Control (each capitalized term not defined herein shall have the meaning ascribed to such term in the Severance Agreement) their employment is terminated other than (a) by Maverick for Cause, (b) by reason of death, Total Disability or Retirement or (c) by the executive without Good Reason. Upon such a termination, the executive would receive a lump sum payment equal to eighteen (18) months of their Regular Annual Salary and eighteen (18) months COBRA premium payments under the health and life insurance plans the executive participated in prior to termination.

In addition, if the executive is terminated within thirty (30) months of a Change in Control other than for the reasons stated above, they are entitled to receive (a) a lump sum amount equal to the product of 2.5 and the sum of (i) their Regular Annual Salary, (ii) the amount they would be paid pursuant to Maverick's Performance Bonus Plan assuming all performance levels had been achieved at maximum levels, (iii) an amount equal to twelve (12) months COBRA premium payments under the health insurance plan the executive participated in prior to termination, (iv) an amount equal to twelve (12) months premium payments for life and disability insurance benefits substantially the same as the benefits provided to any other executive immediately prior to their termination, or if such coverage is not provided, an amount necessary for premium payments for such coverage, and (v) an amount equal to their annual car allowance and annual club membership fees allowance, if any; and (b) their Tax Gross-Up Amount, if applicable.

The term of each Severance Agreement continues through September 13, 2006, and shall automatically extend for additional one (1) year periods unless, not less than six (6) months prior to any automatic renewal, either (a) Maverick or the executive shall have given notice to the contrary or (b) a Change in Control has occurred; provided, however, that the Severance Agreement shall remain in effect for a period of not less than thirty (30) months from the date of such Change in Control.

The form of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

No.	Description

10.1	Form of Severance Agreement, dated September 13, 2005, entered into with executives C. Robert Bunch, Joyce M. Schuldt and T. Scott Evans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President - Finance, Chief
Financial Officer and Secretary